Morgan Stanley Invesment Management Advised Funds*
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate in which an Affiliate is a Member)(1)
November 1, 2001 - December 31, 2001
						PRICE
		PARTICIPATING		TRADE	PER		AMOUNT		PURCHASED AMOUNTOF   %
UNDERWRITING	PORTFOLIO(s)		DATE	SHARE (2)	PURCHASED	FROM	  OFFER(000) UW

King Pharmaceuticals	Mid Cap Value	11/1/01	38.00		 167,200  CS FirsBoston 20,500  0.816%
		 	Small Cap Value		38.00		 144,600  CS FirsBoston		0.705%
								 311,800 			1.521%


LA Tobacco Corp.	 Municipal 	11/1/01	97.885		 1,350,000 Bear Stearns	919,795 0.147%

								 1,350,000 			0.147%


Cypress Fairbanks ISD	 Municipal 	11/5/01	100.00		 1,650,000 First Sthwst 134,900	1.223%

								 1,650,000 			1.223%


AMN Healthcare		 StrategicValue	11/12/01 17.00		 100 		Mtgy	10,000	0.001%
			 SmallCapGrwth		 17.00		 4,800 		Mtgy 	 	0.048%

								4,900				0.049%


Singapore 6.375 12/1/11	Fixed Income 	11/15/0199.741		 4,445,000      GS	 1,350  0.329%
		 	Fixed Income 		99.741		 2,290,000 	GS		0.170%
		 	Intermediate Duration 	99.741		 50,000 	GS		0.004%
		 	Intermediate Duration 	99.741		 95,000 	GS		0.007%
		 	Multi Asset Class	99.741		 35,000 	GS		0.003%
		 	Multi Asset Class	99.741		 20,000 	GS		0.001%
		 	Global Fixed Income 	99.741		 35,000 	GS		0.003%
		 	Global Fixed Income 	99.741		 20,000 	GS		0.001%
		 	Balanced 		99.741		 110,000 	GS		0.008%
		 	Balanced 		99.741		 210,000 	GS		0.016%
		 	Special Purpose 	99.741		 295,000 	GS		0.022%
		 	Special Purpose 	99.741		 155,000 	GS		0.011%
		 	Fixed Income II 	99.741		 145,000 	GS		0.011%
		 	Fixed Income II 	99.741		 280,000 	GS		0.021%

								 8,185,000 			0.606%
CV Therapeutics		Small Cap Value	12/3/01	52.50		 108,200 	JPMS	 2,500	4.328%

Triton PCS		Mid Cap Value	12/6/01	30.55 		159,300		Salomon	 79,700	0.200%




Aramark Worldwide Corp	 Mid Cap Value	12/10/0123.00 		297,000		JPMS	 30,000	0.990%


Prudential Financial	Mid Cap Value	12/12/0127.50		92,200		GS	110,000 0.084%
		 	MAC Equity		27.50		4,000		GS		0.004%
		 	Balanced 		27.50		17,600		GS		0.016%
		 	Mid Cap Growth Fund	27.50		128,500		GS		0.117%
			Equity 			27.50		25,200		GS		0.023%
			Mid Cap Growth II	27.50		200		GS		0.000%
		 	Value 			27.50		97,300		GS		0.088%

								365,000				0.332%

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
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